EXHIBIT 99.(j)(ii)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Accountants and Legal Counsel" and to the use of our report dated June 16, 2004, on the financial statements of AIG Series Trust as of and for the period ended June 1, 2004 in the Registration Statement filed on Form N-1A (No. 811-21482 and 333-111662).

                                                    /s/ Ernst & Young LLP
                                                        ERNST & YOUNG LLP

Houston, Texas
June 16, 2004